Exhibit 4.1

Modiv Inc.
SUBSCRIPTION AGREEMENT

1. Investment

$1,000 (USD) minimum at $26.05 (USD) per Share (as defined below)

2. Account Type (circle one)

Individual	Pension Plan [2]	Traditional IRA
Joint Tenants [1]	Profit Sharing Plan [2]	Simple IRA
Tenants in Common [2]	KEOGH Plan [2]	SEP IRA
Trust [2]	Other [2]	Roth IRA
Solo 401K	Corporation [2]	Partnership/LLC [2]

1.	All parties must sign. Is the joint party a legal or common law spouse? Yes/No

2.	Please attach pages of Trust/Plan document (or corporate/entity resolution) which lists the name of Trust/Plan/Entity, Trustees/officers or authorized signatories, signatures and date.

3. Investor Information

INVESTOR 1:

Name
US Tax ID	Date of Birth
Profession/Occupation	Street Address
City	State	Zip Code
Phone	Email (NOTE: You will receive investor communications electronically via email)
Alternative Street Address
Alternative City	Alt. State	Alt. Zip Code

Are you associated with a Broker Dealer? (circle one) Yes/No

Employer Name
Employer Address
Street	City
Country	State	Zip Code

I wish to receive written communications sent to my mailing address (circle one) Yes/No

US Citizen	US Citizen residing outside the US
Foreign citizen – US green card holder	Check here if you are subject to backup withholding
Foreign citizen, Country

INVESTOR 2:

Name
US Tax ID#	Date of Birth
Profession/Occupation	Street Address
City	State	Zip Code
Phone	Email (NOTE: You will receive investor communications electronically via email)
Alternative Street Address
Alternative City	Alt. State	Alt. Zip Code

Are you associated with a Broker Dealer? (circle one) Yes/No

Employer Name
Employer Address
Street	City
Country	State	Zip Code

I wish to receive written communications sent to my mailing address (circle one) Yes/No

US Citizen	US Citizen residing outside the US
Foreign citizen – US green card holder	Check here if you are subject to backup withholding
Foreign citizen, Country

4.  Account Title

Please print names in which shares of Modiv Class C common stock (the “Shares”) are to be registered. Include trust/entity name if applicable. If IRA or qualified plan, include both custodian and investor names and IRA account number. If the same as in Section 3, please write “SAME”.

Name of Account Line 1
Name of Account Line 2
US Tax ID#	Secondary US Tax ID#

5. Custodian/Trustee/Manager/General Partner/Administrator Information

Name (Custodian/Trustee/Manager/General Partner/Administrator)
Address
Phone	Email
Tax Identification Number (Custodian/Trustee/Manager/General Partner/Administrator)
Investor’s Account Number with Custodian/Trustee/Manager/General Partner/Administrator

For Custodian Accounts, such as IRAs and other qualified plans, a completed copy of this investment form should be sent directly to the Custodian who will then forward the necessary documentation and payment to “Modiv, Inc.”

6. Investor Qualifications

To be eligible to purchase Shares, you must be a “qualified purchaser” as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”). “Qualified purchasers” include (i) “accredited investors” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act (described below) and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accredited Investor

If you are a NATURAL PERSON, you meet the standard of an “accredited investor” if you can show that:

(1)
Your individual income exceeded $200,000 (or joint income in excess of $300,000 with your spouse or spousal equivalent) in each of the two most recent years with a reasonable expectation of reaching the same income level in the current year;

(2)
You hold, in good standing, a Series 7 license (Licensed General Securities Representative), Series 65 license (Licensed Investment Advisor Representative) or Series 82 license (Licensed Private Securities Offerings Representative); OR

(3)
You have a net worth (along with your spouse or spousal equivalent) that exceeds $1,000,000 (excluding the value of your primary residence). In calculating net worth, indebtedness that is secured by your primary residence (i.e., your mortgage), up to the fair market value of your primary residence at the time of your purchase of the Shares, is not included as a liability unless (a) the outstanding amount of such indebtedness exceeds the fair market value of your primary residence (in which case such excess shall be included as a liability in calculating net worth), or (b) the amount of indebtedness on your primary residence increased in the past 60 days other than as a result of purchasing your primary residence (in which case the amount of such increase shall be included as a liability in calculating net worth).

If you are an ENTITY, please refer to the definition of “accredited investor” provided in Rule 501(a) of Regulation D promulgated under the Securities Act, as different qualification standards apply.

Non-Accredited Investor

If you are not an “accredited investor” you may still meet the “qualified purchaser” standard and invest in our Shares so long as the aggregate purchase price of our Shares in this offering does not represent more than 10% of the greater of:

If you are a NATURAL PERSON:

(i)
Your annual income or joint income with your spouse or spousal equivalent (in calculating annual income, you should take the lesser of your annual income (or joint income with your spouse or spousal equivalent) in each of the two most recent years with a reasonable expectation of reaching the same income level in the current year); OR

(ii)
Your net worth (along with your spouse or spousal equivalent) excluding the value of your primary residence. In calculating net worth, indebtedness that is secured by your primary residence (i.e., your mortgage), up to the fair market value of your primary residence at the time of your purchase of the Shares, is not included as a liability unless (a) the outstanding amount of such indebtedness exceeds the fair market value of your primary residence (in which case such excess shall be included as a liability in calculating net worth), or (b) the amount of indebtedness on your primary residence increased in the past 60 days other than as a result of purchasing your primary residence (in which case the amount of such increase shall be included as a liability in calculating net worth).

If you are an ENTITY:

(i)	Your annual revenue at fiscal year-end; or

(ii)	Your net assets at fiscal year-end.

INVESTOR TO COMPLETE EACH BOX OF THE FOLLOWING TABLE AS INDICATED BELOW:

The Investor had an annual gross income last year of:
The Investor's annual gross income in the prior year was:
The Investor’s reasonable expectation of its annual gross income in the current year is:
Excluding primary residence, the Investor has a net worth of:
Percentages entered in the following two question boxes must equal 100%
What percentage of your net worth is invested in illiquid assets? Types of illiquid assets include, but are not limited to:
penny stocks, ownership interest in private companies, real estate other than your home, art, antiques, collectibles, etc.

What percentage of your net worth is invested in liquid assets? Types of liquid assets include, but are not limited to:
cash, money-market funds, bonds, US Treasuries, ETFs, mutual funds, publicly traded REITs, etc.

% %
How would you describe your knowledge of investments?  (circle one)

•          I have no investment experience

•          I have very little investment experience

•          I have normal or average investment experience

•          I have above average investment experience

•          I have substantial investment experience

How would you describe your investment objective? (circle one)

•      Both Capital Preservation and Growth - I prefer an investment that provides stable, long-term growth while accepting some risk for the potential of long-term gain.

•      Primarily Capital Preservation - I prefer an investment mix where my principal investment is stable, with low risk exposure, even if it means earning a lower rate.

•      Primarily Growth - I prefer an investment mix that’s more aggressive. Some with moderate growth, but mostly those that have the potential for maximum capital appreciation regardless of risk.

When do you anticipate needing liquidity from your investment? (circle one) • Less than 3 Years • 3-5 Years • 5-7 Years • 7+ Years
On a scale of 1 to 5, how would you rate your risk tolerance? (circle one)

•          I am not comfortable with any investment risk.

•          I am comfortable with very little investment risk.

•          I am comfortable with normal, or average, investment risk.

•          I am comfortable with above average investment risk.

Do you believe you have sufficient knowledge and experience in financial and business affairs to evaluate the merits and risks of an investment in our company? (circle one) • Yes • No

7. Investor Initials; Representations, Warranties and Acknowledgements

In order to induce Modiv to accept this investment, I hereby represent and warrant as follows by signing my initials in the space indicated next to all of the following (except as otherwise indicated):

__A. OFFERING CIRCULAR DELIVERY

I agree to receive the Offering Circular (the “Offering Circular”) for Modiv’s Regulation A – Tier 2 offering (the “Offering”) of the Shares and other information regarding my investment in electronic format from Modiv’s website. I acknowledge receipt of the Offering Circular in electronic format. I may withdraw my consent to receive this information in electronic format at any time by notifying Modiv in writing or by email at info@modiv.com. Information provided in electronic format will remain available on Modiv’s website. I may request this information by mailing a written request to Modiv at PO Box 7369, Newport Beach, CA 92658. Delivery charges may apply to information, including the Offering Circular, requested in writing. The documents that Modiv has filed with the SEC, including Modiv’s most recent annual report on Form 10-K and Modiv’s most recent quarterly report on Form 10-Q, are always available for public inspection at the website of the SEC, www.sec.gov.

__B. TAXPAYER INFORMATION

(REQUIRED FOR US CITIZENS) The undersigned, under penalties of perjury, certifies that (i) the number shown above is my correct taxpayer identification number, (ii) I am not subject to backup withholding because I am exempt from back up withholding, (iii) I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iv) I am a U.S. Citizen (including a U.S. resident alien). Modiv is required by law to obtain and record certain personal information from me or persons on my behalf in order to accept my investment. If I do not provide the information or documentation, Modiv may not be able to accept my investment. By signing this Investment form, I agree to provide this information and confirm that this information is true and correct.

__C. QUALIFIED PURCHASER

I am either (i) an “accredited investor” as that term is defined under Rule 501(a) of Regulation D under the Securities Act (and as described above), or (ii) a non-accredited investor and my investment in Modiv Shares in the Offering does not represent more than 10% of the greater of my annual income or net worth (for natural persons) (with annual income and net worth calculated in accordance with Rule 501(a) of Regulation D), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons) and, in each case, I am experienced in evaluating and investing in companies such as Modiv. I am in a financial position to hold all of the Shares, I have adequate means of providing for my financial needs and contingencies, and I am able to bear the economic risk for an indefinite period and withstand a complete loss of my investment in the Shares.

__D. UNITED STATES PERSON

I am a United States citizen or resident or a corporation, partnership, limited liability company, trust, or equivalent legal entity organized under the laws of any state of the United States.

__E. OFFERING CIRCULAR

I have received the Offering Circular and any other documents which have been made available to me upon request, and I have carefully read these documents in their entirety and understand fully the risks of, and other considerations relating to, an investment in the Shares. I have reviewed the Offering Circular and other documents made available to me upon request with my own financial, tax and legal advisors and I have relied solely on such advisors for financial, tax and legal advice with respect to an investment in the Shares.

__F. OPPORTUNITY TO ASK QUESTIONS

I have been afforded a reasonable opportunity to ask such questions of and obtain such information from Modiv’s agents and representatives concerning Modiv’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as I have deemed necessary or desirable, I have had all such questions answered to my full satisfaction, and I have been given all information that I have requested, in order to evaluate the merits and risks of an investment in the Shares.  In making my investment decision, I have relied on my own examination of Modiv and the terms of the offering of the Shares, including the merits and risks involved.

__G. ABILITY TO BEAR ECONOMIC RISKS

 I acknowledge that (1) there is no public or other market for the Shares, and it is not anticipated that such a market will ever develop, (2) I may be required to retain ownership of my Shares, and bear the economic risk of this investment, for an indefinite period, and (3) Modiv is under no obligation to register the Shares on my behalf or to assist me in complying with any exemption from registration under the Securities Act or otherwise.

__H. INVESTMENT FOR OWN ACCOUNT

I am acquiring the Shares for my own account and for investment purposes only, and not with a view to or for sale in connection with any distribution of all or any part of such interest.

__I. IMPORTANT CONSIDERATIONS

I understand the risks of, and other considerations relating to, a purchase of Shares, including the risk factors set forth in the Offering Circular. I acknowledge that I have such knowledge and expertise in financial and business matters that I am capable of evaluating the risks of an investment in Modiv and to make an informed investment decision with respect thereto. I am aware that my purchase of Shares is highly speculative and that I am able, without impairing my financial condition, to hold my Shares for an indefinite period of time and to suffer a complete loss of my investment.  I represent that my financial commitment to all investments (including my proposed investment in Modiv) is reasonable in relationship to my net worth and annual income.

__J. ELECTRONIC DELIVERY OF COMMUNICATIONS (Electronic delivery of investor communications is optional.  Please initial next to this item if you consent to electronic delivery of investor communications.)

I consent to the electronic delivery of certain investor communications authorized by Modiv to me electronically via email or by making them available on my Modiv dashboard through Modiv's website at https://www.modiv.com/ and notifying me via email when such documents are available. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, I (i) agree that I have provided a valid email address in Section 3 of this subscription agreement; (ii) agree that I have the appropriate hardware and software to receive email notifications and view PDF documents; (iii) understand I may incur certain costs associated with downloading and printing investor documents; and (iv) understand that electronic delivery also involves certain risks, including, among others, system or network outages that could impair my timely receipt of or access to my documents. Modiv may choose to send one or more items to me in paper form despite my consent to electronic delivery. I may request a paper copy of any particular investor document. My consent will be effective until I revoke it by either changing my delivery preference on my Modiv dashboard through Modiv's website at https://www.modiv.com or by sending the revocation request to accounts@modiv.com.

__ K. DATA COLLECTION

Modiv and its designated agents and representatives will collect and retain information, records and data in connection with my investment in the Shares, and will share such information with its partners as appropriate, required or advisable to facilitate the transactions contemplated by my investment in the Shares and to comply with applicable legal and regulatory obligations. Visit Modiv’s website at https://www.modiv.com for Modiv’s privacy policy, which is incorporated herein by reference.

__ L. DUE AUTHORIZATION, EXECUTION AND DELIVERY

This subscription agreement has been duly authorized, executed and delivered by me and constitutes my legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity.

__ M. TAX ADVICE

I acknowledge that Modiv has not provided any information on tax matters, and that any information provided to me by, or on behalf of, Modiv is not to be construed as tax advice to me from counsel to Modiv. I will rely solely on my personal advisors and not on any statements or representations of Modiv or any of its agents, and I understand that I (and not Modiv) shall be responsible for my own tax liability that may arise as a result of this investment or the transactions contemplated by this subscription agreement.

__ N. ACCURACY OF INFORMATION PROVIDED

I confirm that all information and documentation provided to Modiv, including but not limited to all information regarding my identity and source of funds to be invested in Modiv, is true, correct and complete.  I am currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Modiv.  I have no present intention of becoming a resident of any other state or jurisdiction.

__ O. INDEMNIFICATION

I agree to indemnify and hold harmless Modiv or any director, officer, employee, agent, affiliate or subsidiary of any of them, and each other person, if any, who controls, is controlled by, or is under common control with, any of the foregoing, within the meaning of Section 15 of the Securities Act, and their respective officers, directors, partners, members, stockholders, owners, employees and agents against any and all loss, liability, claim, damage and expense whatsoever (including all expenses incurred in investigating, preparing or defending against any claim whatsoever) arising out of or based upon (i) any false representation or warranty made by me, or breach or failure by me to comply with any covenant or agreement made by me, in this subscription agreement or in any other document furnished by me to any of the foregoing in connection with this transaction or future transactions, or (ii) any action for securities law violations instituted by me that is finally resolved by judgment against me.

__P. NORTH CAPITAL-RELATED DISCLOSURES

NORTH CAPITAL

North Capital, a broker-dealer registered with the SEC and a member of FINRA and SIPC, has been appointed as the dealer manager for the Offering as described in the Offering Circular. Prospective investors should read and understand the following disclosures, which are provided by North Capital, in addition to the disclosures set forth in the Offering Circular.

NORTH CAPITAL WILL RECEIVE COMPENSATION.

North Capital, collectively with its associated persons, shall receive an amount equal to $10,000 per month until the cumulative, aggregate dollar amount of capital raised in the Offering, our private offering under Regulation D promulgated under the Securities Act that commenced on February 1, 2021 and terminated on August 12, 2021, and our follow-on public offering that commenced on December 23, 2019 and terminated on January 27, 2021 equals $25,000,000; thereafter, North Capital shall receive an upfront monthly variable compensation equal to 0.50% of the purchase price of each incremental share of Class C common stock sold in the Offering in excess of the aforementioned $25,000,000 threshold.

NORTH CAPITAL DOES NOT MAKE INVESTMENT RECOMMENDATIONS OR GIVE INVESTMENT ADVICE.

North Capital does not give investment advice and does not make investment recommendations to any investors. No communications in any medium should be construed as a recommendation to purchase any Shares. North Capital is not recommending that I purchase Shares in the Offering. North Capital does not provide “due diligence” on an investor’s behalf and is not responsible for investors’ investment decisions.

NORTH CAPITAL IS NOT MY ADVISOR.

North Capital is not my advisor, is not a fiduciary, and does not offer investment advice to any investor. North Capital recommends that I seek advice from and consult with a registered investment advisor, attorney, accountant, or other licensed professionals who have the expertise to help me understand and assess the risks associated with the Shares.

NORTH CAPITAL HAS NOT INDEPENDENTLY VERIFIED ANY MATERIALS ASSOCIATED WITH THE OFFERING.

The Offering Circular has been prepared solely by Modiv, and any materials prepared by North Capital were created in reliance on the Offering Circular and reviewed and approved by Modiv. All statements, representations, and other information contained therein are the sole responsibility of Modiv and are believed by North Capital to be materially correct and free of material omissions.

DISCLAIMER OF VALUATION.

North Capital does not independently verify any valuation of the Shares, including, without limitation, any methodology or information in support thereof, and any such valuation does not constitute an opinion from North Capital on Modiv’s current or future business performance or otherwise. The Shares are not publicly traded and no market exists (and may never exist) for the Shares; there is no actual market price for the Shares.

NORTH CAPITAL AND PROSPECTIVE INVESTORS HAVE MATERIAL CONFLICTS OF INTEREST.

North Capital is an agent of Modiv and Modiv compensates North Capital based on the volume of Shares sold by it and its associated persons in the Offering.

INVESTMENT IN THE SHARES IS HIGH-RISK.

All non-listed offerings, including the Offering, are considered to be high-risk due to their limited liquidity compared to listed offerings. Modiv has a limited operating history, and as such, any projections, forecasts, and/or extrapolations are hypothetical and subject to change. Any investment in Shares is, by definition, speculative and high-risk. Prospective investors should not assume they will ever be able to resell or transfer their Shares and should understand that they may lose their entire investment. Prospective investors should carefully review the Offering Circular for a complete discussion of risk factors.

SUBMITTING A COMPLAINT.

Should any investor have a complaint about North Capital, its partners, or the Offering, complaints can be filed using the complaint form located at the bottom of the page in the footer menu of North Capital’s website at https://www.northcapital.com.

DATA COLLECTION

North Capital and its designated agents and representatives will collect and retain information, records and data in connection with my investment in the Offering, and will share such information with its partners as appropriate, required or advisable to facilitate the transactions contemplated by the Offering and to comply with applicable legal and regulatory obligations. Visit North Capital’s website at https://www.northcapital.com for North Capital’s privacy policy, which is incorporated herein by reference.

8. Distribution Reinvestment Plan – Optional

__ I wish to participate in Modiv’s Distribution Reinvestment Plan as described in Modiv’s Registration Statement on Form S-3 (File No. 333-252321) that was filed with the SEC on January 22, 2021 (the “DRIP Registration Statement”), which can be found here. By electing to participate in Modiv’s Distribution Reinvestment Plan you acknowledge that you have received the DRIP Registration Statement and that you have carefully read the DRIP Registration Statement in its entirety and understand fully the risks of, and other considerations relating to, participation in Modiv’s Distribution Reinvestment Plan.

If you do not wish to participate in the Distribution Reinvestment Plan and would like to receive cash distributions, please provide the following bank account information:

Account Number
Routing Number

9. Signatures

E-Signature Consent: The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

__Yes  __No

A. INDIVIDUAL INVESTOR, JOINT TENANTS, TENANTS IN COMMON OR COMMUNITY PROPERTY

Signature – Investor 1	Signature – Investor 2

B. OTHER INVESTORS (PENSION PLAN, IRA, CORPORATION, PARTNERSHIP, LLC, TRUST, etc.)

Print Name of Entity (Investor)
Print Name of Authorized Representative
Title

Signature (Representative)

____________________

YOU HAVE THE RIGHT TO RESCIND THIS SALE WITHIN FIVE DAYS FROM YOUR INVESTMENT DATE. YOU WILL RECEIVE FULL FUNDS WITHOUT INTEREST OF YOUR INVESTMENT AS A RESULT.

B. CONTINUED (ADDITIONAL SIGNERS)

Signer 2
Title

The Investor had an annual gross income last year of:
The Investor's annual gross income in the prior year was:
The Investor’s reasonable expectation of its annual gross income in the current year is:
Excluding primary residence, the Investor has a net worth of:

E-Signature Consent: The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

__Yes  __No

Signature (Representative)

____________________

B. CONTINUED (ADDITIONAL SIGNERS)

Signer 3
Title

The Investor had an annual gross income last year of:
The Investor's annual gross income in the prior year was:
The Investor’s reasonable expectation of its annual gross income in the current year is:
Excluding primary residence, the Investor has a net worth of:

E-Signature Consent: The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

__Yes  __No

Signature (Representative)

____________________

B. CONTINUED (ADDITIONAL SIGNERS)

Signer 4
Title

The Investor had an annual gross income last year of:
The Investor's annual gross income in the prior year was:
The Investor’s reasonable expectation of its annual gross income in the current year is:
Excluding primary residence, the Investor has a net worth of:

E-Signature Consent: The parties agree that this agreement may be electronically signed. The parties agree that the electronic signatures appearing on this agreement are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

__Yes  __No

Signature (Representative)

____________________